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                                                                   Exhibit 10.5


                                  EMPLOYMENT AGREEMENT
                                  --------------------

     This Agreement is made as of the 3rd day of August, 2000, between TTM TECHNOLOGIES, INC. (formerly known as Pacific Circuits, Inc.), a Washington corporation (the "COMPANY"), and KENTON K. ALDER (the "EXECUTIVE").

                                PRELIMINARY STATEMENTS:

      A. The Executive serves as President and Chief Executive Officer of the Company.

      B. The Company wishes to continue to retain the services of the Executive as President and Chief Executive Officer of the Company, on the terms and subject to the conditions hereinafter set forth.

      B. The Executive is willing to make his services available to the Company, on the terms and subject to the conditions hereinafter set forth.

                                       AGREEMENT:

      NOW THEREFORE, in consideration of (i) the Executive's employment and continued employment with the Company, (ii) the compensation paid to the Executive and the benefits provided to the Executive in connection with such employment, (iii) the Executive's use of the equipment, supplies, facilities and other resources of the Company and its Subsidiaries and Affiliates and
(iv) the opportunity provided to the Executive by the Company to acquire or use information relating to or based on the business of the Company and its Subsidiaries and Affiliates and to work and develop in the field for which the Executive is employed, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. INTERPRETATION OF THIS AGREEMENT.

         (a) DEFINED TERMS. As used herein, the following terms when used in this Agreement have the meanings set forth below:

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

         "BASE SALARY" shall have the meaning given to it under Section 2(b) below.

         "BOARD" means the Board of Directors of the Company.

         "CAUSE" means any of the following: (i) the Executive's conviction of, or entry of a plea of no contest with respect to a felony, or other crime involving moral turpitude, (ii) the commission by the Executive of any other material act of fraud or intentional dishonesty with respect

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to the Company or any of its Subsidiaries or Affiliates, (iii) a material breach by the Executive of his fiduciary duties to the Company or any of its Subsidiaries in a manner which results in a material financial or reputational loss to the Company or any of its Subsidiaries, (iv) failure by the Executive to perform in a material manner his properly assigned duties after at least one written warning specifically advising him of such failure and providing him with 10 days to resume performance in accordance with his assigned duties or (v) any breach by the Executive of (A) any of the material terms of this Agreement (including without limitation Sections 3, 4, 5, 6 or 7 hereof), or (B) the Shareholders' Agreement or the Stock Option Agreement. Notwithstanding any provision of this Agreement which may be to the contrary,
(x) the Executive will not be deemed to have been terminated for Cause unless and until there is delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (excluding the Executive if he is a member of the Board) at a meeting of the Board (after reasonable notice to the Executive and an opportunity for the Executive to be heard before the Board), finding that in the opinion of the Board the Executive was guilty of conduct set forth above in the preceding sentence and specifying the particulars thereof in reasonable detail and (y) if the Company so requests in the notice referred to in the immediately preceding parenthetical phrase, the Executive shall not enter upon the premises of the Company or any of its Subsidiaries or Affiliates unless and until the Board shall have determined not to terminate the Executive's employment for Cause (and during such period the Executive shall continue to be entitled to receive his compensation and benefits hereunder).

         "CHANGE IN CONTROL" means (i) the closing of a transaction the result of which is that holders of the Common Stock prior to the transaction or any of their Affiliates cease to hold, directly or indirectly, a majority of the Common Stock or a majority of the voting securities of any other entity succeeding to the Company's business and assets, (ii) a sale of 50% or more of the Common Stock (other than a sale to an Affiliate), (iii) the accumulation of a majority of the Common Stock by any Person who is not an Affiliate of the stockholders of the Company or (iv) a change in the composition of the Board so that a majority is not elected by the stockholders of the Company as of the date of this Agreement or their Affiliates; PROVIDED, HOWEVER, that in no event shall a sale of Common Stock by the Company through a public offering of Common Stock registered under the Securities Act of 1933, as amended, be deemed to constitute a Change in Control.

         "COMMON STOCK" means the Company's authorized common stock, no par value.

         "COMPANY" shall have the meaning given to it in the first sentence of this Agreement.

         "COMPANY INFORMATION" means Confidential Information and Trade
Secrets.

         "CONFIDENTIAL INFORMATION" means confidential data and confidential information relating to the business of the Company or any of its Subsidiaries or Affiliates (which does not rise to the status of a Trade Secret under applicable law) which is or has been disclosed to the Executive or of which the Executive became aware as a consequence of or through his employment with the Company and which has economic value, actual or potential, to the Company or any of its Subsidiaries or Affiliates and is not generally known to the competitors of the Company or any of

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its Subsidiaries or Affiliates. Confidential Information does not include any data or information that (i) is publicly disclosed by law or in response to an order of a court of competent jurisdiction or governmental agency, (ii) becomes publicly available through no fault of the Executive, (iii) becomes known to the Executive from a source outside the scope of his employment with the Company and its Subsidiaries not known to the Executive to be bound by a confidentiality agreement with respect to such information or (iv) has been published in a form generally available to the public prior to the date the Executive proposes to disclose or use such information. Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

         "DISABILITY" means the Executive becomes incapacitated due to physical or mental illness and, in the good faith determination of the Board, is unable to perform his assigned duties and responsibilities and such condition continues, or, in the opinion of a physician selected by the Board, is reasonably likely to continue, for six consecutive months or for periods aggregating six months during any twelve-month period.

         "EMPLOYMENT PERIOD" shall have the meaning given to it in Section 2(a) below.

         "EXECUTIVE" shall have the meaning given to it in the first sentence of this Agreement.

         "GOOD REASON" means, without the Executive's express written consent, (i) a materially adverse alteration in the nature or status of the Executive's responsibilities, (ii) a reduction by the Company in the Executive's annual base salary, (iii) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by him under any of the Company's retirement, life insurance, medical, dental, accident or disability plans in which he is participating as of the date of this Agreement (or, in the event of the Executive's resignation at any time following the occurrence of a Change in Control, as of the time immediately preceding such Change in Control), or the taking of any action by the Company which would directly or indirectly materially reduce such benefits, taken as a whole, (iv) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement or (v) a breach by the Company of any of the material terms of this Agreement.

         "NOTICE OF TERMINATION" shall have the meaning given to it in
Section 2(a) below.

         "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

         "SHAREHOLDERS' AGREEMENT" means the Amended and Restated
Shareholders Agreement, dated as of July 13, 1999, among the Company and its stockholders, to which the Executive is a party.

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         "STOCK OPTION AGREEMENTS" means the (i) the Management Stock Option
Agreement, dated as of August 9, 1999, between the Company and the Executive and (ii) the Amended and Restated Management Stock Option Agreement, dated as of October 21, 1999, between the Company and the Executive, pursuant to which the Executive has been granted options to purchase shares of the Company's capital stock.

         "SUBSIDIARY" when used with respect to any Person means any other Person, whether incorporated or unincorporated, of which (i) more than 50% of the securities or other ownership interests or (ii) securities or other interests having by their terms ordinary voting power to elect more than 50% of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its Subsidiaries.

         "TERMINATION DATE" shall have the meaning given to it in
Section 2(a) below.

         "TRADE SECRETS" means information of the Company or any of its Subsidiaries or Affiliates including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, financial data, financial plans, product or service plans or lists of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         (b) INTERPRETATION. The words "HEREIN," "HEREOF," "HEREUNDER" and other words of similar import refer to this Agreement as a whole, as the same from time to time may be amended or supplemented and not any particular section, paragraph, subparagraph or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in masculine, feminine or neuter gender shall include the masculine, feminine and the neuter.

      2. EMPLOYMENT.

         (a) DURATION. The Company agrees to employ the Executive and the Executive accepts such employment for the period beginning on the date hereof and ending upon the first to occur of (i) the third anniversary of the date hereof, (ii) the date specified in a Notice of Termination given by the Executive in connection with his resignation (which, (A) in the case of resignation for Good Reason shall be not less than 30 days from the date such Notice of Termination is given and (B) in the case of resignation for any other reason, shall not be less than 90 days from the date such Notice of Termination is given), (iii) the date on which the Executive's employment is terminated for Cause, (iv) the date specified in a Notice of Termination given by the Company at any time stating that the Board has determined that the Executive shall be terminated without Cause (termination pursuant to this clause (iv) is sometimes referred to in this Agreement as "TERMINATION WITHOUT CAUSE"), (v) the date of the Executive's death, or (vi) the date specified in a Notice of Termination given by the Company in connection with a termination of the Executive's employment by reason of his Disability. For purposes of this Agreement, the term "EMPLOYMENT PERIOD" shall

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mean such period of employment and the term "TERMINATION DATE" shall mean the date on which the Executive's employment with the Company is terminated for any reason. Subject to the last sentence contained in the definition of "Cause", above, any purported termination of the Executive's employment by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 8 below, which notice shall indicate the specific termination provision in this
Section 2(a) relied upon (and, in the case of the Executive's resignation for Good Reason, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment for Good Reason ) (a "NOTICE OF TERMINATION").

         (b) SALARY AND BENEFITS. During the Employment Period, in consideration for the Executive agreeing to devote his full business time and attention to the affairs of the Company, the Company will pay the Executive a base salary at the rate of $250,000 per annum or at such higher rate as the Board designates in its sole discretion from time to time ("BASE SALARY"), payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. In addition to the Base Salary payable to Executive pursuant to this Section 2(b), the Executive will be entitled to the following benefits during the Employment
Period:

             (i) the Executive will be entitled to participate in all medical and hospitalization, group life insurance, and any and all other fringe benefit plans as are from time to time provided by the Company to its executives;

             (ii) the Executive will be entitled to a maximum of four weeks vacation each year with salary; PROVIDED, HOWEVER, that in no event may a vacation be taken at a time when to do so could, in the reasonable judgment of the Chairman of the Board, adversely affect the business of the Company and its Subsidiaries; and

             (iii) the Executive will be entitled to reimbursement for reasonable business expenses (excluding commuting expenses) incurred by the Executive (subject to submission of appropriate substantiation by the Executive).

The Executive's accrual of or participation in plans providing for benefits will cease on the Termination Date, and the Executive will be entitled to accrued benefits pursuant to such plans only as provided in such plans or as required by law; PROVIDED, HOWEVER, that the Executive will receive, in addition to his severance pay pursuant to Section 2(d) below, the amount of any accrued benefits in respect of vacation, holiday, sick leave, or other leave unused as of the Termination Date.

         (c) SERVICES. During the Employment Period, the Executive will serve as the President and Chief Executive Officer of the Company and shall have the normal duties, responsibilities and authority of such office, subject to the power of the Chairman of the Board to reasonably expand or reasonably limit such duties, responsibilities and authority and to override actions of the Executive. The Executive shall serve on the Board for so long as the Executive is President and Chief Executive Officer of the Company. The Executive will devote his best efforts and substantially all of his business time and attention (except for vacation periods and reasonable periods of illness or other incapacity) to the business of the Company and its Subsidiaries, and shall perform the duties and carry out the responsibilities assigned to him, to the best of his ability, in a diligent, trustworthy, businesslike and efficient manner for the purpose of advancing the business of the Company and its Subsidiaries. The Executive shall use his best efforts to comply with all material applicable laws, rules and regulations relating to the conduct and operation of the business of the Company and its Subsidiaries and will comply with all material policies and procedures adopted by the Board, as in effect from time to time, to govern the operations of the Company and its Subsidiaries.

         (d) SEVERANCE PAY.

             (i)  In the event that the Executive's employment is terminated
(A) by the Company without Cause prior to or more than one year after the occurrence of a Change in Control or (B) by the Executive for Good Reason prior to or more than one year after the occurrence of a Change in Control, the Company shall pay to the Executive, as severance pay, all amounts due to the Executive as Base Salary pursuant to Section 2(b) above for the period beginning on the Termination Date and ending 12 months thereafter, in installments on the payment dates on which such Base Salary would have been paid if the Employment Period had continued for such period and, as of the date of the last such payment, the Company will have no further obligation to the Executive. Notwithstanding the foregoing, in the event that the Company shall issue a Notice of Termination terminating the Executive's employment without Cause prior to the occurrence of a Change in Control and a Change in Control shall be consummated within 60 days thereafter, the Company shall pay to the Executive, as additional severance pay, within three business days following the later of (A) such termination of employment and (B) the occurrence of such Change in Control, an amount equal to the difference between $375,000 and the sum of any payments theretofore made by the Company pursuant to the preceding sentence.

             (ii)  In the event that the Executive's employment is terminated
(A) by the Company without Cause upon or within one year after the occurrence of a Change in Control or (B) by the Executive for Good Reason upon or within one year after the occurrence of a Change in Control, the Company shall pay to the Executive, as severance pay, within three business days following such termination of employment, cash in the amount of $375,000 and, as of the date of such payment, the Company will have no further obligation to the Executive under this Section 2(d).

             (iii) In no event shall termination of the Executive's employment for any other reason (including upon or following the expiration of this Agreement on the third anniversary hereof or any extension date agreed to by the Executive and the Company) entitle the Executive to severance pay or benefits from the Company or any of its Subsidiaries or Affiliates.

         (e) INCENTIVE COMPENSATION. During the Employment Period, the Executive shall be entitled to receive incentive compensation with respect to each fiscal year of the Company pursuant to the terms of the Company's annual incentive compensation plan, as submitted to the

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Board each year by Company management in connection with the Company's annual budget process (or as subsequently revised) and approved, in good faith, by the Board.

         3. NONDISCLOSURE. During the Employment Period and during the periods described in the last sentence of this Section 3, the Executive (a) will receive and hold all Company Information in trust and in strictest confidence, (b) will use commercially reasonable efforts to protect the Company Information from disclosure, and (c) except as required by the Executive's duties in the course of his employment by the Company, will not, directly or indirectly, use, disseminate or otherwise disclose any Company Information to any third party without the prior written consent of the Company, which may be withheld in the Company's absolute discretion. The provisions of this Section 3 shall survive the termination of the Executive's employment (i) for a period of two years with respect to Confidential Information, and (ii) with respect to Trade Secrets, for so long as any such information qualifies as a Trade Secret under applicable law.

         4. BOOKS AND RECORDS. All books, records, reports, writings, notes, notebooks, computer programs, sketches, drawings, blueprints, prototypes, formulas, photographs, negatives, models, equipment, chemicals, reproductions, proposals, flow sheets, supply contracts, customer lists and other documents and/or things relating in any manner to the business of the Company (including but not limited to any of the same embodying or relating to any Company Information), whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall not be copied, duplicated, replicated, transformed, modified or removed from the premises of the Company except pursuant to the business of the Company and its Subsidiaries and shall be returned immediately to the Company on termination of the Executive's employment hereunder or on the Company's request at any time.

         5. INVENTIONS AND PATENTS. Subject to applicable law, the Executive agrees that all inventions, innovations or improvements in the Company's (or any of its Subsidiaries') method of conducting its business (including new contributions, improvements, ideas and discoveries, whether patentable or not) conceived or made by him during his employment with the Company belong to the Company. The Executive will promptly disclose such inventions, innovations or improvements to the Board and perform all actions reasonably requested by the Board to establish and confirm such ownership.

         6. OTHER BUSINESSES. During the Employment Period, the Executive shall not, except with the express written consent of the Board (which may be withheld in the Board's absolute discretion), become engaged in, render services for, or permit his name to be used in connection with, any business other than the business of the Company and its Subsidiaries and Affiliates; PROVIDED, HOWEVER, that this sentence shall not prohibit the Executive from
(i) making and monitoring passive investments or (ii) serving as a member of the board of directors of "Innovar" or any successor thereto), provided that the Executive's activities as a director of "Innovar" (or any such successor) do not, in the reasonable judgment of the Chairman of the Board, adversely affect the business of the Company and its Subsidiaries.

         7.  NON-COMPETITION; NONSOLICITATION AND NONINTERFERENCE.

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         (a) NON-COMPETITION. The Executive acknowledges that there is a worldwide market for the products of the Company and its Subsidiaries, that the Company and its Subsidiaries engage in one or more facets of their respective businesses throughout the world, and that the Company and its Subsidiaries compete with other Persons in the business of the Company and its Subsidiaries located in jurisdictions throughout the world, including, without limitation, the territorial United States. During the Employment Period and for a period of 12 months thereafter, the Executive agrees that he will not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation, limited liability company or business or any other Person (other than the Company and its Subsidiaries, whether as an employee, officer, director, partner, agent, security holder, consultant or otherwise, that directly or indirectly is engaged in any business in which the Company or any of its Subsidiaries is then engaged, in the territorial United States; PROVIDED, HOWEVER, that (A) the provisions of this Section 7(a) shall not apply in the event that the Employment Period is terminated by reason of the expiration of this Agreement on the third anniversary hereof or any extension date agreed to by the Executive and the Company, and (B) nothing herein shall be deemed to prevent the Executive from acquiring through market purchases and owning, solely as an investment, less than one percent in the aggregate of the equity securities of any class of any issuer whose shares are registered under Section 12(b) or 12(g) of the Securities Exchange Act, and are listed or admitted for trading on any United States national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system of automated dissemination of quotations of securities prices in common use, so long as he is not a member of any "control group" (within the meaning of the rules and regulations of the United States Securities and Exchange Commission).

         (b) NONSOLICITATION. During the Employment Period and for a period of 12 months thereafter, the Executive will not, directly or indirectly, (i) solicit for employment or employ or engage as an agent or independent contractor (or attempt to solicit for employment or employ or engage as an agent or independent contractor), for himself or on behalf of any Person (other than the Company or any of its Subsidiaries), any employee, agent or independent contractor of the Company or any of its Subsidiaries or any Person who was an employee, agent or independent contractor of the Company or any of its Subsidiaries at any time during the one-year period preceding the later of (A) the date of this Agreement and (B) the date of such solicitation, employment, engagement or attempted solicitation, employment or engagement, (ii) encourage any such employee to leave his or her employment with the Company or any of its Subsidiaries or (iii) encourage any such agent or independent contractor to terminate his, her or its engagement with the Company or any of its Subsidiaries.

         (c) NONINTERFERENCE. During the Employment Period and for a period of 12 months thereafter, the Executive will not induce or attempt to induce any customer, licensee, licensor or other business relation of the Company or any of its Subsidiaries or Affiliates to cease doing business with them, or in any way interfere with the relationship between such customer, licensee, licensor or other business relation of the Company or any of its Subsidiaries or Affiliates.

         (d) REASONABLENESS. The Executive acknowledges and agrees that the covenants provided for in this Section 7 are reasonable and necessary in terms of time, area and line of business to protect the legitimate business interests of the Company and its Subsidiaries, which include their

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respective interests in protecting their (x) valuable confidential business information, (y) substantial relationships with customers throughout such geographical area and (z) customer goodwill associated with their ongoing business. To the extent that any of the covenants provided for in this
Section 7 may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced.

         8. NOTICES. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then five business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Executive:

                    c/o TTM Technologies, Inc.
                    17550 N.E. 67th Court
                    Redmond, Washington  98052
                    Fax: (425) 882-1268
                    Email: kalder@paccir.com

         With copies to:

                    Walter M. Maas, Esq.
                    Karr Tuttle Campbell
                    1201 Third Avenue
                    Suite 2900
                    Seattle, Washington  98101-3028
                    Tel: (206) 224-8076
                    Fax: (206) 682-7100
                    email: wmaas@karrtuttle.com

         If to the Company:

                    c/o Thayer Capital Partners
                    1455 Pennsylvania Avenue, N.W.
                    Washington, D.C.  20004
                    Attention: Jeffrey Goettman, Managing Director
                    Tel: (202) 312-5320
                    Fax: (202) 371-0391
                    email: jgoettman@thayercapital.com

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         With copies to:

                    Brockway Moran & Partners, Inc.
                    225 N.E. Mizner Boulevard
                    Seventh Floor
                    Boca Raton, Florida 33432
                    Attention: Peter W. Klein, Partner and General Counsel
                    Tel: (561) 750-2000, Ext. 127
                    Fax: (561) 750-2001
                    email: pklein@brockwaymoran.com

Either party hereto may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either party hereto may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         9. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         10. COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         11. COUNTERPARTS. This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Any telecopied signature shall be deemed a manually executed and delivered original.

         12. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Executive and the Company and their respective successors and assigns (and, in the case of the Executive, heirs and personal representatives), except that Executive may not assign any of his rights or delegate any of his obligations hereunder.

         13. DAMAGES. Nothing contained herein shall be construed to prevent either party hereto from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto

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brings suit for the collection of any damages resulting from, or for the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable costs, fees (including reasonable attorneys' fees) and expenses of the other party.

         14. EQUITABLE REMEDIES. The Executive acknowledges and agrees that the Company would not have an adequate remedy at law in the event any of the provisions of Sections 3, 4, 5, 6 and 7 of this Agreement are not performed in accordance with their specific terms or are breached. Accordingly, the Executive agrees that the Company shall be entitled to an injunction or injunctions to prevent breaches of Sections 3, 4, 5, 6 and 7 of this Agreement and to enforce specifically the terms and provisions thereof in any action instituted in any court of competent jurisdiction, in addition to any other remedies that may be available to it.

         15. CHOICE OF LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Washington without regard to conflicts of laws principles thereof and all questions concerning the validity and construction hereof shall be determined in accordance with the laws of said state. By execution and delivery of this Agreement, each party irrevocably submits to the personal and non-exclusive jurisdiction of any federal or state court of competent jurisdiction located in the City of Seattle, County of King, State of Washington, for himself or itself to enforce this Agreement. Each party agrees that venue would be proper in any of such courts, and hereby waives any objection that any such court is an improper or inconvenient forum for the resolution of any such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, to the addresses specified for notice in this Agreement, of any process or summons required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by statute or rule of court. Notwithstanding the foregoing, the request by the Company for preliminary or permanent injunctive relief, whether prohibitive or mandatory, may be adjudicated in any jurisdiction where the Executive is subject to personal jurisdiction and where venue is proper.

         16. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

         17. AMENDMENTS AND WAIVERS. No provision of this Agreement may be amended or waived without the prior written consent of the parties hereto.

         18. BUSINESS DAYS. Whenever the terms of this Agreement call for the performance of a specific act on a specified date, which date falls on a Saturday, Sunday or legal holiday, the date for the performance of such act shall be postponed to the next succeeding regular business day following such Saturday, Sunday or legal holiday.

         19. NO THIRD PARTY BENEFICIARY. Except for the parties to this Agreement and their respective successors and assigns, nothing expressed or implied in this Agreement is intended, or



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


will be construed, to confer upon or give any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

         20.  SURVIVAL.  Sections 3, 4 and 5, 7 through 19 (inclusive), this
Section 20 and Section 21 shall survive and continue in full force and in accordance with their terms notwithstanding any termination of the Employment Period.

         21. DISPUTE RESOLUTION. If the parties should have a material dispute arising out of or relating to this Agreement or the parties' respective rights and duties hereunder, then the parties will resolve such dispute in the following manner: (i) either party may at any time deliver to the other a written dispute notice setting forth a brief description of the issue for which such notice initiates the dispute resolution mechanism contemplated by this Section 21, (ii) during the 30 day period following the delivery of the notice described in clause (i) above, appropriate representatives of the various parties will meet and seek to resolve the disputed issue through negotiation, (iii) if representatives of the parties are unable to resolve the disputed issue through negotiation, then within 10 days after the period described in clause (ii) above, the parties will refer the issue (to the exclusion of a court of law) to final and binding arbitration in Seattle, Washington in accordance with the then existing rules (the "RULES") of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; PROVIDED, HOWEVER, that the law applicable to any controversy shall be the law of the State of Washington, regardless of principles of conflicts of laws. In any arbitration pursuant to this Agreement, (x) discovery shall be allowed and governed by the Washington Code of Civil Procedure and (y) the award or decision shall be rendered by a majority of the members of a Board of Arbitration consisting of three members, one of whom shall be appointed by the Executive, one of whom shall be appointed by the Company and the third of whom shall be the chairman of the panel and be appointed by mutual agreement of said two party-appointed arbitrators. In the event of failure of said two arbitrators to agree within 30 days after the commencement of the arbitration proceeding upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the AAA in accordance with the Rules. In the event that either party shall fail to appoint an arbitrator within 10 days after the commencement of the arbitration proceedings, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with the Rules. Nothing set forth above shall be interpreted to prevent the parties from agreeing in writing to submit any dispute to a single arbitrator in lieu of a three member Board of Arbitration. Upon the completion of the selection of the Board of Arbitration (or if the parties agree otherwise in writing, a single arbitrator), an award or decision shall be rendered within no more than 30 days. Notwithstanding the foregoing, the request by either party for preliminary or permanent injunctive relief, whether prohibitive or mandatory, shall not be subject to arbitration and may be adjudicated only by the courts permitted under Section 15 above.

                    SIGNATURES APPEAR ON FOLLOWING PAGE

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        TTM TECHNOLOGIES, INC.




                                        By:  /s/ Jeffrey Goettman
                                           ---------------------------
                                           Jeffrey Goettman
                                           Chairman of the Board




                                            /s/ Kenton K. Alder
                                           ---------------------------
                                            KENTON K. ALDER




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